UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 18, 2024

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1525 Kautz Road, Suite 600, West Chicago, IL 60185
(Address of principal executive offices, including Zip Code)
(630) 377-0486
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	TWI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2024, Titan International, Inc. (the “Company”) entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) with MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies, MHR Capital Partners (100) LP, a Delaware limited partnership, and MHR Institutional Partners III L.P., a Delaware limited partnership (together, the “MHR Funds”). Pursuant to the Stock Repurchase Agreement, the Company purchased in a privately negotiated transaction from the MHR Funds, and the MHR Funds sold to the Company, an aggregate of 8,005,000 shares (the “MHR Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), at a per share price of $7.20 per share, for aggregate cash consideration equal to $57,636,000 (the “MHR Repurchase”). The MHR Shares represented approximately 11% of the Company’s outstanding shares of Common Stock immediately prior to the MHR Repurchase and represented all Common Stock owned by the MHR Funds as of October 18, 2024. Certain affiliates of the MHR Funds continue to own Common Stock representing less than 2% of the Company’s outstanding Common Stock.

The MHR Shares have been added to the Company’s treasury shares.

The MHR Repurchase was effected outside of the Company’s existing Share Repurchase Program previously approved by the Company’s Board of Directors on December 16, 2022.

In Amendment No. 10 to the Schedule 13D dated May 13, 2024 and filed with the Securities and Exchange Commission (the “SEC”) by or on behalf of the MHR Funds and certain other affiliated persons on May 14, 2024 (the “2024 MHR 13D”), the reporting persons therein disclosed that they were evaluating various alternatives that may have been available to them with respect to the MHR Shares, including a possible disposition of such shares.

In connection with the MHR Repurchase, the Company’s obligations to provide audit committee observer rights under the Audit Committee Observer Agreement dated September 29, 2016 entered into with the MHR Funds and certain other related persons terminated in accordance with the terms of such agreement.

The cash consideration used to purchase the MHR Shares was funded from a combination of cash on hand and borrowings as described below.

In connection with the MHR Repurchase, the Company borrowed $45 million under the Credit and Security Agreement dated as of February 29, 2024, under which Bank of America serves as agent, to pay for a portion of the consideration provided to the MHR Funds with respect to the MHR Repurchase (the “Credit Facility”). See Item 2.03 below for additional information regarding the Credit Facility.

Dr. Mark H. Rachesky, a director of the Company, is affiliated with the MHR Funds, and pursuant to the 2024 MHR 13D may have been deemed to have sole power to direct the disposition and voting of the MHR Shares, as well as certain additional shares of the Company’s Common Stock. As a result, in connection with the approval of the MHR Repurchase by the Company, the Company’s Audit Committee, as well as the Company’s Board of Directors (with Dr. Rachesky recusing himself), approved the MHR Repurchase. In addition, under the terms of the Indenture dated as of April 22, 2021 with respect to the Company’s $400,000,000 principal amount of 7% Senior Secured Notes due 2028 (the “Indenture”), the Company’s independent directors (as defined in section 303A.02 of the New York Stock Exchange Listed Company Manual) also approved the MHR Repurchase (with Dr. Rachesky recusing himself).

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Repurchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 above, on October 18, 2024, in connection with the MHR Repurchase, the Company borrowed $45 million under the Credit Facility.

As described under Item 1.01 of the Company’s Report on Form 8-K dated, and filed with the SEC on, February 29, 2024 (the “2/29/2024 Form 8-K”), amounts available under the Credit Facility are available subject to a borrowing base and are collateralized by accounts receivable and inventory of certain of the Company’s United States and Canadian subsidiaries. The Credit Facility includes a maturity of the earlier of February 29, 2029 or 91 days prior to the maturity of the Company’s 7.00% Senior Secured Notes due 2028. The interest rate of the Credit Facility is generally based on the prevailing SOFR rate, plus an applicable margin as defined by the Credit Facility. Immediately prior to the MHR Repurchase, the Company had approximately $84 million of availability under the Credit Facility, leaving approximately $39 million available following the MHR Repurchase.

The Company is subject to certain affirmative and negative covenants under the Credit Facility and was in compliance with all of its obligations under the Credit Facility following the draw down that provided a portion of the funds for the MHR Repurchase.

The foregoing description of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Credit Facility filed as Exhibit 10.4 to the Company’s 2/29/2024 Form 8-K. Additional information regarding various terms of the Credit Facility is included under “Revolving Credit Facility” in Note 9 to the Company’s Notes to Condensed Consolidated Financial Statements included in the Company’s Form 10-Q for the period ended June 30, 2024 and filed with the SEC on July 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1
Stock Repurchase Agreement dated October 18, 2024 by and among Titan International, Inc., a Delaware corporation, MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies, MHR Capital Partners (100) LP, a Delaware limited partnership, and MHR Institutional Partners III L.P., a Delaware limited partnership

99.1	News Release dated October 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	October 21, 2024	By:	/s/ DAVID A. MARTIN
David A. Martin
SVP and Chief Financial Officer